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                                                                    EXHIBIT 16.1

August 8, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We were previously engaged as independent certified public accountants for NEBCO EVANS Distribution, Inc. (predecessor company to AmeriServe Food Distribution, Inc.) (the "Company") for the years ended December 30, 1995 and December 31, 1994. Our engagement as independent certified public accountants ceased on or about October 1, 1996. We have read the four paragraphs under the caption "Change in Company's Accountant" on page 96 of the Registration Statement of Nebco Evans Holding Company on Form S-4 to be filed with the Securities and Exchange Commission on August 8, 1997 and, except for the statements contained in the second, third, fifth and sixth sentences of the first paragraph and the entire third paragraph, which we have no basis to agree or disagree with, we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE
Milwaukee, Wisconsin